EXHIBIT 5.1

Opinion of Aboudi & Brounstein

April 16, 2007

SPO Medical Inc.
21860 Burbank Blvd., North Building,
Suite 380, Woodland Hills, California 91367

Ladies and Gentlemen:

This Prospectus relates to the resale by the selling stockholders of up to 4,566,459 shares of our common stock, par value $0.001 (the "Common Stock") including 948,949 shares of Common Stock and up to 3,617,510 Common Shares issuable upon exercise of our convertible securities.

We have acted as special counsel to SPO Medical Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 4,508,959 shares (the "Shares") of the Company's common stock, par value $.001 (the "Common Stock"), for offer and sale by certain stockholders of the Company. The Shares consist of:

(i)	948,949 shares of previously issued Common Stock; and

(ii)	3,617,510 shares of Common Stock issuable upon exercise of previously issued warrants (the "Warrants").

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act, in connection with the Company's filing with the Securities and Exchange Commission (the "Commission") on April 16, 2007 of the Registration Statement on Form SB-2 (the "Registration Statement"), and for no other purpose.

As special counsel to the Company, we have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's certificate of incorporation and all amendments thereto, its by-laws as presently in effect, and minutes and other instruments evidencing actions taken by its directors relating to the Company, the sale and issuance of the Shares and the Warrants, and the proposed offering. We have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion may relate to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

Our opinion herein is based solely upon the Delaware General Corporation Law, applicable provisions of the Constitution of the State of Delaware and reported judicial interpretations interpreting these laws. We express no opinion with respect to any other laws (including, without limitation, the application of the securities or "Blue Sky" laws of any state to the offer and/or sale of the Shares).

Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares and Warrants have been duly authorized and issued, and that the shares issuable upon exercise of the Warrants or conversion of the interest on certain of the Company’s promissory notes, when issued and delivered in accordance with their respective terms, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relate to the offering which is the subject of this opinion, and to appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

Very truly yours,

/s/ Aboudi & Brounstein
Aboudi & Brounstein